Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Annual Report on Form 10-KSB of our report dated April 11, 2007, relating to the consolidated financial statements of Chemokine Therapeutics Corp., and into the previously filed Registration Statement on Form S-8 (No. 333-122868).

/s/ M.D. Sassi Company

San Francisco, California

April 16, 2007